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                                                                     EXHIBIT 4.2
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                            HOUGHTON MIFFLIN COMPANY

                                       AND

                        THE FIRST NATIONAL BANK OF BOSTON

                                     Trustee

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                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 27, 1995

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              Supplemental to Indenture dated as of March 15, 1994



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         FIRST SUPPLEMENTAL INDENTURE dated as of July 27, 1995 (this
"Supplemental Indenture"), made and entered into by and between HOUGHTON MIFFLIN COMPANY, a corporation organized and existing under the laws of the Commonwealth of Massachusetts having its principal office at 222 Berkeley Street, Boston, Massachusetts 02116 (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as trustee (the "Trustee").

         WHEREAS the Company entered into an Indenture dated as of March 15, 1994 with the Trustee (the "Indenture") for the purposes of issuing unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") in such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company; all capitalized terms used herein and not otherwise defined will have the respective meanings ascribed thereto in the Indenture; and

         WHEREAS the Company has issued pursuant to the Indenture a series of Securities denominated its 7 1/8% Senior Notes due 2004 in the aggregate principal amount of $100,000,000 with respect to which The First National Bank of Boston has been appointed to serve as Trustee; and

         WHEREAS the Company proposes to issue a series of Securities consisting of up to 2,000,000 Securities denominated its "6% Exchangeable Notes due 1999" (individually, a "Stock Appreciation Income Linked Security (SAILS)" or a "SAILS" and, collectively, the "Stock Appreciation Income Linked Securities (SAILS)" or the "SAILS"), the principal amount of each of which SAILS at Maturity is exchangeable or redeemable into shares of common stock, par value $.01 per share ("INSO Common Stock"), of INSO Corporation, a Delaware corporation ("INSO"), or, at the option of the Company, cash, in either case at the Exchange Rate (as defined below); and

         WHEREAS Section 901 of the Indenture provides that without the consent of the Holders of Securities, the Company, when authorized by or pursuant to the authority granted in a Board Vote, may enter into one or more indentures supplemental to the Indenture to, among other things, establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof, to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision of the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the Holders of Securities in any material respect; and

         WHEREAS the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and
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         WHEREAS this Supplemental Indenture has been authorized, adopted and approved by a Board Vote, and all other things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done:

                 NOW, THEREFORE:

         In consideration of the premises and the mutual covenants herein contained and of the purchase and acceptance of the SAILS by the Holders thereof and for other valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust, as follows:

         SECTION 1. The Indenture is hereby amended as follows:

                 (a) By amending Section 101, solely with respect to a series of Securities that consists of SAILS, to add new definitions thereto, in the appropriate alphabetical sequence, as follows:

                 "Closing Price":  See Section 1301.

                 "Current Market Price":  See Section 1301.

                 "Exchange Rate":  See Section 1301.

                 "Extraordinary Cash Dividend":  See Section 1303.

                 "Final Maturity":  See Section 1301.

                 "Initial Price":  See Section 1301.

                 "INSO":  See Section 1301.

                 "INSO Common Stock":  See Section 1301.

                 "INSO Successor":  See Section 1303.

                 "NNM":  See Section 1301.

                 "Notice Date":  See Section 1301.

                 "Optional Redemption Date":  See Section 1301.

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                 "Reorganization Event":  See Section 1303.

                 "Threshold Appreciation Price":  See Section 1301.

                 "Trading Day":  See Section 1301.

                 "Transaction Value":  See Section 1303.

                 (b) By amending Section 301 of the Indenture by (i) adding as a new subsection (16) the following: "(16) the obligation, if any, of the Company to permit the conversion or exchange of the Securities of such series into other securities (whether or not issued by, or the obligation of, the Company), and the terms and conditions upon which such conversion or exchange shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those set forth in this Indenture relative to such obligation; and"; and by (ii) renumbering current subsection (16) of Section 301 to subsection (17).

                 (c) By amending Section 902(1) of the Indenture by adding to the end thereof the following: "change the terms under which the SAILS are exchangeable or redeemable as set forth in Article XIII of this Indenture, or"

                 (d) By adding, solely with respect to the series of Securities that consists of the SAILS, a new Article XIII as follows:

                                  ARTICLE XIII

                                EXCHANGE OF SAILS

                 SECTION 1301.    Mandatory Exchange; Optional Redemption.

                 (a) Mandatory Exchange. Unless previously redeemed by the Company as provided herein and in the form of SAILS attached hereto as Exhibit A, on August 1, 1999 or such earlier date on which the SAILS become due and payable as a result of acceleration ("Final Maturity"), the principal amount payable with respect to each SAILS shall be automatically and mandatorily exchanged (subject to Section 1301(d)) into a number of shares of common stock, par value $.01 per share ("INSO Common Stock"), of INSO Corporation, a Delaware corporation ("INSO"), at the Exchange Rate (as defined below). As a result of such mandatory exchange, Holders of the SAILS may receive an amount less than the principal amount thereof. The "Exchange Rate" is equal to, subject to adjustment as a result of certain dilution events relating to the INSO Common Stock as provided for in Section 1303, (i) if the Current Market Price (as defined below) per share of INSO Common Stock is greater than or equal to $78 7/8 per

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         share of INSO Common Stock (the "Threshold Appreciation Price"), 0.8621
         shares of INSO Common Stock per SAILS, (ii) if the Current Market Price is less than the Threshold Appreciation Price but is greater than $68.00 per share of INSO Common Stock (the "Initial Price"), a fractional share of INSO Common Stock per SAILS so that the value thereof (determined at the Current Market Price) is equal to the Initial Price (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is no nearest 1/10,000th of a share, to the next higher 1/10,000th of a share) and (iii) if the Current Market Price is less than or equal to the Initial Price, one share of INSO Common Stock per SAILS. On or after Final Maturity, all rights of the Holders of the SAILS will terminate except the right to receive for each SAILS exchanged, a number of shares of INSO Common Stock (or, at the Company's option, cash pursuant to Section 1301(d)), unless the Company defaults on such exchange or payment. No fractional shares of INSO Common Stock will be issued at Final Maturity, as provided in
         Section 1302. Such mandatory exchange shall be subject to the right of the Company to redeem the SAILS as provided in Section 1301(b) and in the form of SAILS attached hereto as Exhibit A.

                 (b) Optional Redemption. The SAILS are not redeemable by the Company prior to August 1, 1998. At any time on or after August 1, 1998 and before Final Maturity, the Company may, at its option, redeem up to fifty percent (50%) of the then Outstanding SAILS upon mailing of notice of such redemption to Holders of SAILS to be redeemed not less than 30 nor more than 60 days prior to the date fixed for redemption by the Company (the "Optional Redemption Date"), in accordance with the terms of the Indenture; provided, however, that the Company shall have the right to redeem the SAILS on only one occasion prior to Final Maturity. Upon such redemption, the Company will deliver to the Holders thereof in exchange for each of the SAILS so redeemed, (i) subject to
         Section 1301(d), a number of shares of INSO Common Stock at the Exchange Rate and (ii) cash in an amount equal to all accrued and unpaid interest thereon to the Optional Redemption Date; provided, however , that if the Optional Redemption Date falls on an Interest Payment Date or between a Regular Record Date and the next succeeding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the Holder of record on the next preceding Regular Record Date. On and after the Optional Redemption Date, all rights of the Holders of the SAILS called for redemption will terminate except the right to receive, for each SAILS redeemed, a number of shares of INSO Common Stock or, at the Company's option, cash pursuant to Section 1301(d), unless the Company defaults on such redemption or payment. No fractional shares of INSO Common Stock will be issued on the Optional Redemption Date, as provided in Section 1302.

                 (c) Current Market Price. The "Current Market Price" for purposes of determining the Exchange Rate at Final Maturity shall be the average Closing Price per share of INSO Common Stock on the 20 Trading Days (as defined below) immediately

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         prior to, but not including, Final Maturity. The "Current Market Price"
         for purposes of determining the Exchange Rate on the Optional
         Redemption Date shall be the lesser of (i) the Closing Price on the second Trading Day preceding the Notice Date (as defined below) or, if such day is not a Trading Day, on the last Trading Day immediately prior to such day and (ii) the average Closing Price per share of INSO Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Notice Date. The
         "Notice Date" in connection with the optional redemption of the SAILS is defined as the date on which first occurs either the public announcement of such redemption or the commencement of mailing of a notice of redemption to the Holders of the SAILS. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the Nasdaq National Market ("NNM") on such date or, if such security is not listed on the NNM on any such date, as reported by the principal United States securities exchange on which such security is so traded, or if such security is not so traded on a United States national or regional securities exchange, as otherwise reported by The Nasdaq Stock Market, Inc., or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" is defined as any day that is not a Saturday, Sunday or a day on which the NNM is closed or banking institutions or trust companies in the City of New York or the City of Boston are authorized or obligated by law or executive order to close and on which the security the Closing Price of which is being determined (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

                 (d) Notwithstanding anything to the contrary in this Section 1301, the Company may, at its option, in lieu of delivering shares of INSO Common Stock at Maturity, deliver cash in an amount (calculated to the nearest 1/100th of a dollar per SAILS or, if there is not a nearer 1/100th of a dollar, then to the next higher 1/100th of a dollar) equal to the value of the number of shares of INSO Common Stock otherwise deliverable by the Company in exchange for the SAILS pursuant to
         Section 1301(a) or 1301(b), as the case may be, at the Current Market Price. In addition, the Company may, at its option, deliver cash in lieu of INSO Common Stock to beneficial Holders of any SAILS in any jurisdiction where delivery of shares of INSO Common Stock would require registration or qualification of such shares under applicable securities or similar laws or subject the Company to other regulatory requirements in connection with such delivery.

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                 SECTION 1302.     No Fractional Shares.

                 No fractional shares or scrip representing fractional shares of INSO Common Stock shall be issued or delivered upon the mandatory exchange or optional redemption at Maturity of any SAILS. If more than one SAILS shall be surrendered for mandatory exchange or optional redemption at one time by the same Holder, the number of full shares of INSO Common Stock which shall be delivered upon mandatory exchange or optional redemption, in whole or in part, as the case may be, shall be computed on the basis of the aggregate number of SAILS so surrendered at Maturity. Instead of any fractional shares of INSO Common Stock which would otherwise be deliverable upon mandatory exchange or optional redemption of any SAILS at Maturity, the Company, through any applicable Paying Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares at the Current Market Price. The Company shall, upon mandatory exchange or optional redemption of any SAILS, provide cash to any applicable Paying Agent in an amount equal to the cash payable with respect to any fractional shares of INSO Common Stock deliverable upon mandatory exchange or optional redemption of such SAILS, and the Company shall retain such fractional shares of INSO Common Stock.

                 SECTION 1303.    Adjustment of Exchange Rate.

                 (a) The Exchange Rate shall be subject to adjustment from time to time as follows:

                           (i)     If INSO shall:

                                  (A)      pay a dividend or make a
                                           distribution with respect to the
                                           INSO Common Stock in shares of such
                                           stock,

                                  (B)      subdivide or split the outstanding
                                           shares of INSO Common Stock into a
                                           greater number of shares,

                                  (C)      combine the outstanding shares of
                                           INSO Common Stock into a smaller
                                           number of shares, or

                                  (D)      issue by reclassification of shares
                                           of INSO Common Stock any shares of
                                           capital stock of INSO,

                 then, in any such event, the Exchange Rate in effect immediately prior to such event shall be adjusted so that the Holder of any SAILS shall thereafter be entitled to receive, upon mandatory exchange or optional redemption of the principal amount of such SAILS at Maturity, as set forth in Section 1301, the number of

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                 shares of INSO Common Stock which such Holder would have owned or been entitled to receive immediately following any event described above had such SAILS been exchanged or redeemed immediately prior to such event or any record date with respect thereto. Each such adjustment shall become effective at the opening of business on the business day next following the record date for determination of stockholders of INSO Common Stock entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.

                      (ii) If INSO shall, after the date hereof, issue rights or warrants to all stockholders of INSO Common Stock entitling them to subscribe for or purchase shares of INSO Common Stock (other than rights to purchase INSO Common Stock pursuant to a plan for the reinvestment of dividends or interest) at a price per share less than the current market price of INSO Common Stock (determined for purposes of this clause (ii) as the average Closing Price per share of INSO Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are issued), then in each case the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect immediately prior to the date of issuance of such rights or warrants, by a fraction, of which the numerator shall be the number of shares of INSO Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of INSO Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of INSO Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of INSO Common Stock which the aggregate offering price of the total number of shares of INSO Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such current market price (calculated as the average Closing Price per share of INSO Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are issued), which shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. Such adjustment shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of INSO Common Stock are not delivered after the expiration of such rights or warrants, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the

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                 number of shares of INSO Common Stock actually delivered. Each such adjustment shall be made successively.

                          (iii) If INSO shall pay a dividend or make a
                 distribution to all stockholders of INSO Common Stock of evidences of its indebtedness or other assets (excluding any dividends or distributions referred to in subparagraph (i) above or any ordinary periodic cash dividends that do not constitute Extraordinary Cash Dividends (as defined in clause
                 (vi) below) or shall issue to all stockholders of INSO Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in subparagraph
                 (ii) above), then in each such case, the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect on the record date mentioned below, by a fraction of which the numerator shall be the current market price per share of INSO Common Stock on the record date for the determination of stockholders entitled to receive such dividend or distribution (such current market price being determined for purposes of this clause (iii) as the average Closing Price per share of INSO Common Stock on the 20 Trading Days immediately prior to such record date), and of which the denominator shall be such current market price per share of INSO Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of INSO Common Stock. Each such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such dividend or distribution. Each such adjustment shall be made successively.

                          (iv) Any shares of INSO Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of INSO Common Stock under subparagraph (ii) above.

                          (v) All adjustments to the Exchange Rate shall be calculated to the nearest 1/10,000th of a share of INSO Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this clause (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Exchange Rate pursuant to subparagraph (i), (ii) or (iii) of this Section 1303(a), an adjustment shall also be made to the Current Market


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                 Price solely to determine which of paragraphs (a), (b) or (c)
                 of the definition of Exchange Rate in Section 1301 will apply at Maturity. The required adjustment shall be determined by multiplying the Current Market Price by the reciprocal of the number determined under subparagraph (i), (ii) or (iii) by which the then existing Exchange Rate was multiplied to adjust such rate. This subparagraph (v) shall be so used to adjust the definition of Current Market Price only as such term is used for the first time in each of subparagraphs (a), (b) and
                 (c) of the definition of Exchange Rate.

                          (vi) For purposes of the foregoing, the term
                 "Extraordinary Cash Dividend" shall mean, with respect to any consecutive 365-day period, any cash dividend with respect to INSO Common Stock the amount of which, together with the aggregate amount of all other such cash dividends on the INSO Common Stock occurring in such 365-day period, exceeds on a per share basis 10% of the average of the Closing Prices per share of the INSO Common Stock for each Trading Day during such 365-day period, and for purposes of applying the formula set forth in clause (iii) above, the fair market value of such dividend being calculated pursuant to such clause (iii) shall be equal to (x) the aggregate amount of such cash dividend together with the amounts of such other cash dividends occurring in such period minus (y) the aggregate amount of such other cash dividends occurring in such period for which a prior adjustment in the Exchange Rate was previously made under this
                 Section 1303(a). In making the determinations required by the foregoing sentence, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any event described in this
                 Section 1303(a).

                 (b) In the event of (i) any consolidation or merger of INSO, or any surviving entity or subsequent surviving entity of INSO (an "INSO Successor"), with or into another entity (other than a merger or consolidation in which INSOis the continuing corporation and in which the INSO Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of INSO or another corporation), (ii) any sale, transfer, lease or conveyance to another corporation of the property of INSO or any INSO Successor as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of INSO or any INSO Successor with another corporation (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of INSO or any INSO Successor (any such event, a "Reorganization Event"), the Exchange Rate used to determine the amount payable upon exchange or redemption at Maturity for each SAILS will be adjusted to provide that each Holder of SAILS will receive at Maturity cash in an amount equal to (a) if the Transaction Value (as defined below) is greater than or equal to the Threshold Appreciation Price, 0.8621 multiplied by the Transaction Value, (b) if the Transaction Value is less than the Threshold Appreciation Price but greater than the Initial Price, the

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Initial Price or (c) if the Transaction Value is less than or equal to the
Initial Price, the Transaction Value. "Transaction Value" means (x) for any cash received in any such Reorganization Event, the amount of cash received per share of INSO Common Stock, (y) for any property other than cash or securities received in any such Reorganization Event, an amount equal to the market value at Maturity of such property received per share of INSO Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company and (z) for any securities received in any such Reorganization Event, an amount equal to the average Closing Price per share of such securities on the 20 Trading Days immediately prior to Maturity, multiplied by the number of such securities received for each share of INSO Common Stock. Notwithstanding the foregoing, in lieu of delivering cash as provided above, the Company may at its option deliver an equivalent value of securities or other property received in such Reorganization Event, determined in accordance with clause (y) or (z) above, as applicable. The kind and amount of securities into which the SAILS shall be exchangeable after consummation of such transaction shall be subject to adjustment as described in paragraph (a) above following the date of consummation of such transaction.

                 SECTION 1304.    Notice of Adjustments and Certain Other
Events.

                  (a) Whenever the Exchange Rate is adjusted as herein provided, the Company shall:

                          (i) forthwith compute the adjusted Exchange Rate in
                 accordance with Section 1303 and prepare an Officers' Certificate setting forth the adjusted Exchange Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based, which Officers' Certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the Trustee for the SAILS; and

                          (ii) within 10 Business Days following the occurrence
                 of an event that requires an adjustment to the Exchange Rate pursuant to Section 1303 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee and to the Holders of the Outstanding SAILS of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Exchange Rate was determined and setting forth the revised Exchange Rate per SAILS.

                 (b) In case at any time while any of the SAILS are Outstanding the Company receives notice that:

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                          (i)     INSO shall declare a dividend (or any other
                 distribution) on or in respect of the INSO Common Stock to which Section 1303(a)(i) or (ii) shall apply (other than any cash dividends and distributions, if any, paid from time to time by INSO that do not constitute Extraordinary Cash Dividends);

                          (ii) INSO shall authorize the issuance to all stockholders of INSO Common Stock of rights or warrants to subscribe for or purchase shares of INSO Common Stock or of any other subscription rights or warrants;

                          (iii)    there shall occur any conversion or
                 reclassification of INSO Common Stock (other than a subdivision or combination of outstanding shares of such INSO Common Stock) or any consolidation, merger or reorganization to which INSO is a party and for which approval of any stockholders of INSO is required, or the sale or transfer of all or substantially all of the assets of INSO; or

                          (iv)     there shall occur the voluntary or
                 involuntary dissolution, liquidation or winding up of INSO;

         then the Company shall promptly cause to be delivered to the Trustee and any applicable Paying Agent and filed at the office or agency maintained for the purpose of mandatory exchange or optional redemption of SAILS at Maturity in the Borough of Manhattan, in the City of New York by the Trustee (or any applicable Paying Agent), and shall promptly cause to be mailed to the Holders of SAILS at their last addresses as they shall appear upon the registration books of the Security Registrar, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified), an Officers' Certificate stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant or rights or warrants, or, if a record is not to be taken, the date as of which the stockholders of INSO Common Stock of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Company, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective.

                 (c) On or prior to seven Business Days preceding Final Maturity or any Optional Redemption Date, as the case may be, the Company will provide notice to the Holders of record of the SAILS and to the Trustee and will publish a notice in a daily newspaper of national circulation stating whether the Company has irrevocably elected to deliver INSO Common Stock pursuant to Section 1301(a) or
         (b), as the case may be, or cash pursuant to Section 1301(d) (or any other property or securities that may be delivered pursuant to Section 1303(b)) at Final Maturity or, with respect to SAILS called for redemption, on the Optional Redemption Date, as the case may be.


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                 (d)      The Trustee may rely without inquiry on any Officers'
         Certificate or written notice furnished to it pursuant to this Section 1304 and shall not be deemed to have knowledge of any adjustment or other event described herein unless it shall have received such Officers' Certificate or notice.

                 SECTION 1305.     Taxes.

                 (a) The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of INSO Common Stock pursuant hereto; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of INSO Common Stock in a name other than that in which the SAILS so exchanged or redeemed were registered, and no such transfer or delivery shall be made unless and until the Person requesting each transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

                 (b) The parties hereto hereby agree, and each Holder of a SAILS by its purchase of a SAILS hereby agrees:

                          (i) to treat, for U.S. federal income tax purposes, each SAILS as a unit (the "unit characterization") consisting of (x) an exchange note (the "Exchange Note"), which is a debt obligation with a fixed principal amount and issue price equal to the principal amount of the SAILS, bearing interest at the stated interest rate, and with the principal amount unconditionally payable at Maturity, and (y) a forward purchase contract (the "Purchase Contract") pursuant to which the Holder agrees to use the principal payment due on the Exchange Note to purchase, at Maturity, the INSO Common Stock which the Holder is entitled to receive at that time (subject to the Company's right to deliver cash in lieu of such INSO Common Stock pursuant to Section 1301(d)), which treatment will require, among other things, the Holder to include in income as interest, in accordance with its method of accounting, payments made with respect to the SAILS that are denominated as interest;

                          (ii) in the case of an initial purchase, to allocate the entire purchase price of a SAILS to the Exchange Note and to allocate no part thereof to the Purchase Contract; and

                          (iii) to file all U.S. federal, state and local income and franchise tax returns consistent with the unit characterization (unless required otherwise by an applicable taxing authority).

                 SECTION 1306.    Shares Free and Clear.

                 The Company hereby warrants that upon exchange or redemption of a SAILS for INSO Common Stock at Maturity pursuant to this Indenture, the Holder of a SAILS shall receive all rights held by the Company in the INSO Common Stock for which such SAILS is at such time exchangeable or redeemable pursuant to this Indenture, free and clear of any and all liens, claims, charges and encumbrances other than any liens, claims, charges and encumbrances which may have been placed on any INSO Common Stock by the owner thereof prior to the time such INSO Common Stock was acquired by the Company. Except as provided in
         Section 1305(a), the Company will pay all taxes and charges with respect to the delivery of INSO Common Stock delivered in exchange for the SAILS hereunder.

                 SECTION 1307.     Cancellation of Security.

                 Upon receipt by the Trustee of the SAILS delivered to it for mandatory exchange or optional redemption under this Article XIII, the Trustee shall cancel and dispose of the same as provided in Section 309.

                 SECTION 1308.     Limitations on Trading During Certain Days.

                 The Company hereby agrees that it will not, and it will cause each of its Subsidiaries not to, buy or sell shares of INSO Common Stock for their own account during the 20 Trading Days prior to Maturity of the SAILS.

                 (e) By amending the table of contents of the Indenture to reflect the additions described in subsections (a) and (d) of this Section 1.

         SECTION 2. The form of SAILS attached hereto as Exhibit A is hereby adopted, pursuant to Section 201 of the Indenture, as a form of Securities of a series that consists of the SAILS.

         SECTION 3. The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed and approved, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

         SECTION 4. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         SECTION 5. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 6. In case any provision in this Supplemental Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

         SECTION 7. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of each series of Securities any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

         SECTION 8. This Supplemental Indenture and each Security of any series shall be deemed to be a contract made under the laws of the State of New York and this Supplemental Indenture and each such Security for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 9. All terms used in this Supplemental Indenture not otherwise defined herein that are defined in the Indenture shall have the meanings set forth therein.

         SECTION 10. This Supplemental Indenture may be executed in one or more counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 11. The recitals contained herein and in the Securities, except the certificate of authentication of the Trustee thereon, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture, this Supplemental Indenture or of the Securities and shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

                                 [END OF TEXT]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        HOUGHTON MIFFLIN COMPANY


                                        By:/s/ NADER F. DAREHSHORI
                                           -------------------------------------
                                           Name:   Nader F. Darehshori
                                           Title:  Chairman, President and Chief
                                                   Executive Officer
[Seal]

Attest:


/s/ LOIS M. NOVOTNY
-----------------------------
Name:   Lois M. Novotny
Title:  Assistant Clerk


                                        THE FIRST NATIONAL BANK OF
                                         BOSTON, as Trustee


                                        By:/s/ DONNA GERMANO
                                           -------------------------------------
                                           Name:   Donna Germano
                                           Title:  Account Manager
[Seal]

Attest:


/s/ CARLA A. MASTROMATTEO
-----------------------------
Name:   Carla A. Mastromatteo
Title:  Account Manager

COMMONWEALTH OF MASSACHUSETTS)
                             ) ss.:
COUNTY OF SUFFOLK            )

         On the second day of August, 1995, before me personally came Nader F. Darehshori, to me known, who, being by me duly sworn, did depose and say that he is Chairman of the Board, President and Chief Executive Officer of Houghton Mifflin Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                    /s/ KATHLEEN A. RIDEOUT
                                    --------------------------------------------
[Seal]                              Notary Public, Commonwealth of Massachusetts
                                    Qualified in Suffolk County
                                    Commission Expires:  6/28/02

COMMONWEALTH OF MASSACHUSETTS)
                             ) ss.:
COUNTY OF SUFFOLK            )

         On the second day of August, 1995, before me personally came Donna L. Germano, to me known, who, being by me duly sworn, did depose and say that she is an Account Manager of The First National Bank of Boston, a national banking association described in and which executed the foregoing instrument; that she knows the seal of said association; that the seal affixed to said instrument is such association seal; that it was so affixed by authority of the Board of Directors of said association, and that she signed her name thereto by like authority.



                                    /s/ KECIA R. BANKS
                                    ----------------------------------------
[Seal]                              Notary Public, Commonwealth of Massachusetts
                                    Qualified in Massachusetts
                                    Commission Expires:  July 18, 2002

                                   EXHIBIT A

                            [Form of Face of SAILS]


No. [R-_________]                                            CUSIP NO. 441560AC3


         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                            HOUGHTON MIFFLIN COMPANY

                           ______________ SAILS(SM)*
           (Stock Appreciation Income Linked Securities (SAILS)(SM)*)

                         6% Exchangeable Note due 1999

                        (Subject to Exchange at Maturity
                  into Shares of Common Stock, Par Value $.01
                        Per Share, of INSO Corporation)

         HOUGHTON MIFFLIN COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________ or registered assigns, the principal sum of
_____________________ Dollars (or Sixty Eight Dollars per Stock Appreciation Income Linked Security (each a "SAILS")) on August 1, 1999 (subject to the mandatory exchange provisions at Final Maturity described below), subject to prior redemption by the Company on or after August 1, 1998 as hereinafter provided, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from August 2, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 1, May 1, August 1 and November 1 in each year, commencing November 1, 1995 at the rate per annum specified in the title of this note computed quarterly, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this SAILS (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15, April 15, July 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this SAILS (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the SAILS not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the SAILS may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Unless previously redeemed by the Company as provided herein and in the Indenture, at Final Maturity the principal amount of this SAILS will be mandatorily exchanged into a number of shares of common stock, par value $.01 per share ("INSO Common Stock"), of INSO Corporation, a Delaware corporation ("INSO"), at the Exchange Rate (as defined below) and, as a result, the Holder of this SAILS may receive an amount less than the principal amount hereof. The "Exchange Rate" is equal to, subject to adjustment as a result of certain dilution events relating to the INSO Common Stock as provided for in the Indenture, (i) if the Current Market Price (as defined below) per share of INSO Common Stock is greater than or equal to $78 7/8 per share of INSO Common Stock (the "Threshold Appreciation Price"), 0.8621 shares of INSO Common Stock per SAILS, (ii) if the Current Market Price is less than the Threshold Appreciation Price but is greater than $68.00 per share of INSO Common Stock (the "Initial Price"), a fractional share of INSO Common Stock per SAILS so that the value thereof (determined at the Current Market Price) is equal to the Initial Price or (iii) if the Current Market Price is less than or equal to the Initial Price, one share of INSO Common Stock per SAILS. Notwithstanding the foregoing, as provided in the Indenture, the Company may, at its option, in lieu of delivering shares of INSO Common Stock at Maturity, deliver cash in an amount (calculated to the nearest 1/100th of a dollar per SAILS or, if there is not a nearer 1/100th of a dollar, then to the next higher 1/100th of a dollar) equal to the value of the number of shares of INSO Common Stock otherwise deliverable by the Company in exchange for the SAILS pursuant to Section 1301(a) or 1301(b) of the Indenture, as the case may be, at the Current Market Price. In addition, the Company may, at its option, deliver cash in lieu of INSO Common Stock to beneficial Holders of any SAILS in any jurisdiction where delivery of shares of INSO Common Stock would require registration or qualification of such shares under applicable securities or similar laws or subject the Company to other regulatory requirements in connection with such delivery. No fractional shares of INSO Common Stock will be issued at Final Maturity, as provided in the Indenture. Such mandatory exchange shall be subject to the right of the Company to redeem up to fifty percent (50%) of the SAILS then Outstanding on or after August 1, 1998, and before Final Maturity, as described herein and in the Indenture.

         On a single occasion on or after August 1, 1998 and before Final Maturity, the Company may, at its option, redeem up to fifty percent (50%) of the then Outstanding SAILS upon mailing of notice of such redemption to Holders of the SAILS to be redeemed not less than 30 nor more than 60 days prior to the date fixed for redemption by the Company (the "Optional Redemption Date"), in accordance with the terms of the Indenture. The Company may not redeem the SAILS prior to August 1, 1998. Upon any such redemption, the Company will deliver to the Holder thereof in exchange for each of the SAILS so redeemed,
(i) a number of shares of INSO Common Stock (or, at the option of the Company, cash as provided in Section 1301(d) of the Indenture) at the Exchange Rate and
(ii) cash in an amount equal to all accrued and unpaid interest thereon to the Optional Redemption Date; provided, however, that if the Optional Redemption Date falls on an Interest Payment Date or between a Regular Record Date and the next succeeding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the Holder of record on the next preceding Regular Record Date. On and after the Optional Redemption Date, all rights of the Holders of the SAILS called for redemption will terminate except the right to receive for each SAILS redeemed a number of shares of INSO Common Stock (or, at the Company's option, cash as provided in Section 1301(d) of the Indenture), unless the Company defaults on such exchange or payment. No fractional shares of INSO Common Stock will be issued on the Optional Redemption Date, as provided in the Indenture.

         The "Current Market Price" for purposes of determining the Exchange Rate at Final Maturity shall be the average Closing Price per share of INSO Common Stock on the 20 Trading Days immediately prior to, but not including, Final Maturity. The "Current Market Price" for purposes of determining the Exchange Rate on the Optional Redemption Date shall be the lesser of (i) the Closing Price on the second Trading Day preceding the Notice Date (as defined below) or, if such day is not a Trading Day, on the last Trading Day immediately prior to such day and (ii) the average Closing Price per share of INSO Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Notice Date. The "Notice Date" in connection with the optional redemption of the SAILS is defined as the date on which first occurs either the public announcement of such redemption or the commencement of mailing of a notice of redemption to the Holders of the SAILS. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the Nasdaq National Market ("NNM") on such date or, if such security is not listed on the NNM on any such date, as reported by the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as otherwise reported by The Nasdaq Stock Market, Inc., or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" is defined as any day that is not a Saturday, Sunday or a day on which the NNM is closed or banking institutions or trust companies in the City of New York or the City of Boston are authorized or obligated by law or executive order to close and on which the security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

         Interest on this SAILS will be payable, and delivery of INSO Common Stock (or, at the Company's option, cash in an amount equal to the value of such INSO Common Stock) in exchange for the principal amount of this SAILS at Maturity will be made upon surrender of this SAILS, at the office or agency of the Company maintained for that purpose in the City of New York, New York, and payment of interest on (and, if the Company elects not to deliver INSO Common Stock upon exchange at Maturity, the cash equivalent thereof payable upon exchange for the principal amount of) this SAILS will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by such Person with a bank in The City of New York (so long as the Company has received proper transfer instructions in writing).

         ADDITIONAL PROVISIONS OF THIS SAILS ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this SAILS shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         *"SAILS" and "Stock Appreciation Income Linked Securities" are service marks of CS First Boston, Inc.

         IN WITNESS WHEREOF, HOUGHTON MIFFLIN COMPANY has caused this instrument to be duly executed under its corporate seal.

Dated:

                                        HOUGHTON MIFFLIN COMPANY


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        Attest:



                                        ----------------------------------------
                                        Name:
                                        Title:

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This SAILS is one of the Securities of
the series designated herein and
referred to in the within-mentioned
Indenture.

THE FIRST NATIONAL BANK OF BOSTON,
  as Trustee


By
   -----------------------------------
   Authorized Signatory

                           [Form of Reverse of SAILS]

                            HOUGHTON MIFFLIN COMPANY

                             ___________ SAILS(SM)*
           Stock Appreciation Income Linked Securities (SAILS)(SM)*)

                         6% Exchangeable Note due 1999

                        (Subject to Exchange at Maturity
                  into Shares of Common Stock, Par Value $.01
                        Per Share, of INSO Corporation)

         This note is one of a duly authorized issue of debentures, notes or other evidence of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which series is limited to 2,000,000 SAILS, all such Securities issued and to be issued under an indenture dated as of March 15, 1994, between the Company and The First National Bank of Boston, as Trustee as supplemented by a First Supplemental Indenture dated as of July 27, 1995 (as supplemented, the "Indenture"), pursuant to which the Company has designated The First National Bank of Boston as Trustee for the SAILS, to which Indenture and all other Indentures supplemental hereto or thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Registered Securities of this series are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Registered Security or Registered Securities to be exchanged at any office or agency described below where Registered Securities of this series may be presented for registration of transfer. This note is one of a series of the Securities designated 6% Exchangeable Notes due 1999 (referred to herein as the "SAILS").

         If an Event of Default with respect to the SAILS, as defined in the Indenture, shall occur and be continuing, the principal of all the SAILS may be declared due and payable and therefore will result in the mandatory exchange of the principal amount thereof for INSO Common Stock (or, at the Company's option, cash as provided in Section 1301(d) of the Indenture), all in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this SAILS shall be conclusive and binding upon such Holder and upon all future Holders of this SAILS and of any SAILS issued upon the transfer hereof or in exchange herefor or in lieu thereof, whether or not notation of such event or waiver is made upon this SAILS.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any SAILS will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the SAILS, the Holders of not less than 25% in principal amount of the Outstanding SAILS shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall have received from the Holders of a majority in principal amount of the Outstanding SAILS a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this SAILS on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this SAILS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this SAILS at the times, place and rate, and in the manner, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this SAILS is registrable in the Security Register, upon surrender of this SAILS for registration of transfer at the office or agency of the Company to be maintained for that purpose in the City of New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new SAILS of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or charge, other than certain exchanges not involving any transfer.

         Certain terms used in this SAILS which are defined in the Indenture have the meanings set forth therein.

         The Indenture and this SAILS shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         Prior to due presentment of this SAILS for registration of transfer, the Company, the Trustee for the SAILS and any agent of the Company or such Trustee may treat the Person in whose name this SAILS is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this SAILS be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COMM  --   as tenants in common            UNIF GIFT MIN ACT --
TEN ENT   --   as tenants by the entireties            Custodian
JT TEN    --   as joint tenants with right of  --------         ---------
               survivorship and not as         (Cust)             (Minor)
               tenants in common               Under Uniform Gifts to Minors Act
                                                                                -----------
                                                                                  (State)

Additional abbreviations may also be used though not in the above list.

                         -------------------------------------------------------

Social Security or taxpayer I.D. or other identifying number of assignee

--------------------------

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         (name and address of assignee)

the within SAILS and all rights thereunder, hereby irrevocably constituting and
appointing                               , attorney to transfer said SAILS on
the books kept for registration thereof, with full power of substitution in the premises.


Dated:
      ---------------------

                                                          ----------------------